EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Ohio Valley Banc Corp., of our report dated March 16, 2011 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Ohio Valley Banc Corp., for the year ended December 31, 2010, and to the reference to us under the heading "Experts" in the prospectus.

Louisville, Kentucky	By:	/s/Crowe Horwath LLP
December 16, 2011		Crowe Horwath LLP